Exhibit 4.5-C

                              CERTIFICATE OF TRUST
                                       OF
                         GEORGIA POWER CAPITAL TRUST IX


         THIS CERTIFICATE OF TRUST of Georgia Power Capital Trust IX (the "Trust"), dated May 22, 2003, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.).

         1. Name. The name of the statutory trust being formed hereby is Georgia Power Capital Trust IX.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Newark, Delaware 19713.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                                     CHASE MANHATTAN BANK USA,
                                                     NATIONAL ASSOCIATION,
                                                          as Trustee


                                                     By:      /s/John J. Cashin
                                                                John J. Cashin
                                                                Vice President